UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 5, 2017

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2017, Hill International, Inc. (the “Company”) completed the sale of its Construction Claims Group to two purchasers controlled by funds managed by Bridgepoint Development Capital (the “Sale”).  The funds provided by the Sale and the cash received upon the draw down under the amended Revolving Credit Facilities (described below) were used as follows: (a) $117.0 million to pay off the Company’s existing term loan facility (“Term Loan Facility”) as required under the terms thereof; (b) $25.0 million to pay down the Company’s existing revolving credit facility denominated in U.S. dollars (“U.S. Revolver”); (c) approximately $9.1 million to pay down the Company’s existing euro-denominated revolving credit facility (“International Revolver” and together with the U.S. Revolver, the “Revolving Credit Facilities”); and (d) approximately $1.2 million to pay accrued interest and certain bank fees.

Also on May 5, 2017, the Company entered into amendments of each of its U.S. Revolver and International Revolver (the “Amendments”).  Below is a summary of the material terms of the Amendments:

•                  The amount available under the U.S. Revolver decreased $5.0 million from $30.0 million to $25.0 million;

•                  The amount available under the International Revolver decreased approximately $5.0 million from approximately $15.0 million to approximately $10.0 million;

•                  The term for each of the Revolving Credit Facilities was extended to five years from the date of the Amendments;

•                  The letter of credit sub-limits were decreased to $20.0 million and approximately $8.0 million for the U.S. Revolver and International Revolver, respectively;

•                  The maximum Consolidated Net Leverage Ratio increased to 3.00 for all test dates and will not decline; and

•                  The definition of Consolidated Net Leverage Ratio was amended to (i) remove the cap on the amount of permitted cash netting and (ii) permit netting of unrestricted cash and cash equivalents.

•                  The applicable margin (interest) rate for the International Revolver increased from 4.00% to 4.50%.

The Amendments did not change the applicable interest rate on the U.S. Revolver.

The Company incurred fees totaling approximately $1.6 million which will be deferred and amortized to interest expense over the five-year term of the Revolving Credit Facilities.  As of the date of the Amendments, the Company drew approximately $25.2 million in cash and approximately $9.2 million in letters of credit from the Revolving Credit Facilities, as amended; as of the date of this Current Report on Form 8-K, the Revolving Credit Facilities are substantially drawn.  We intend to pursue additional borrowing options to improve our liquidity.

As described above, the Company was required to use the proceeds from the Sale to pay down the Term Loan Facility.  Accordingly, the Company used $117.0 million of proceeds from the Sale to pay off the Term Loan Facility.

The foregoing descriptions of the Amendments to the Revolving Credit Facilities are qualified in their entirety by reference to each of the amendments which are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Sale was completed pursuant to the Stock Purchase Agreement dated December 20, 2016 (as amended, the “Stock Purchase Agreement”) among the Company, Hill International N.V., Liberty Mergeco, Inc. and Liberty Bidco UK Limited.  Liberty Mergeco, Inc. and Liberty Bidco UK Limited are referred to collectively as the “Purchasers.” The purchase price for the sale was $140.0 million in cash minus: (1) an estimated working capital adjustment at closing amounting to approximately $8.4 million; and (2) approximately $2.2 million of assumed indebtedness. Within sixty (60) days after closing, a final net working capital will be determined and if the net working capital is greater than the estimated working capital as of closing (i) the purchasers shall pay the Company such excess amount and (ii) the working capital escrow amount shall be released together in its entirety. If the final net working capital is less than the estimated working capital, then the shortfall amount shall be paid by the escrow agent from the working capital escrow amount. If such shortfall is greater than the working capital escrow amount, then the Company shall pay the amount by which such shortfall amount exceeds the working capital escrow amount to the purchasers in cash. The final working capital adjustment is supported by a working capital escrow of $2.0 million in cash, which was funded by the Company at closing. In addition, the Company was required to provide a $3.75 million letter of credit into escrow in order to secure certain of the Company’s indemnification obligations for 12 months following closing.

At closing, the Company effectively transferred to the Purchasers substantially all of the assets, and certain of the liabilities, of the Construction Claims Group.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On May 5, 2017, the Company issued a press release announcing the closing of the Sale. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(b)                                 Pro Forma Financial Information.

The assets and liabilities of the Construction Claims Group were reported as assets and liabilities held for sale, and the results of operations of the Construction Claims Group were reported as discontinued operations, in the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the unaudited consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017. Accordingly, the Company has not included pro forma financial statements in this Item 9.01.

(d)                                 Exhibits.

Exhibit Number	Description
10.1

Second Amendment Agreement to U.S. Credit Agreement, dated May 5, 2017, among Hill International, Inc., as borrower, Société Générale, as administrative agent, collateral agent and lender, the other lenders party thereto, and certain subsidiaries of the Company.

10.2

Second Amendment Agreement to International Credit Agreement, dated May 5, 2017, among Hill International N.V., as borrower, Hill International, Inc., certain of its subsidiaries party thereto, and Société Générale, as administrative agent, collateral agent and letter of credit issuer, and the lenders party thereto.

99.1	Press Release, dated May 5, 2017, regarding the Sale and the Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ John Fanelli, III
	Name:	John Fanelli, III
Dated: May 11, 2017	Title:	Executive Vice President and Chief Financial Officer